Exhibit 99.1

FOR IMMEDIATE RELEASE

DITECH HOLDING CORPORATION CONFIRMS SUSPENSION NOTICE FROM NYSE AND

COMMENCEMENT OF DELISTING PROCEEDINGS

FORT WASHINGTON, Pa., November 6, 2018 – Ditech Holding Corporation (“Ditech” or the “Company”) (NYSE: DHCP) today announced that it received notification from The New York Stock Exchange (the “NYSE”) informing Ditech that the NYSE has determined to commence proceedings to delist the Company’s common stock and warrants (collectively, “securities”) from the NYSE and that trading in the Company’s securities has been suspended.

The NYSE reached its decision to delist the Company’s securities pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company has fallen below the NYSE’s continued listing standard that requires listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million.

The Company will continue to file periodic and certain other reports with the SEC under applicable federal securities laws. The suspension and commencement of delisting proceedings do not affect the Company’s business operations. The Company anticipates that its common stock and warrants will be traded in the over-the-counter market. However, there is no assurance that an active market will be maintained for the Company’s securities.

Separately, the Ditech Board of Directors is continuing its previously announced review of strategic alternatives. The Company does not intend to discuss or disclose developments with respect to this process unless and until the Company has entered into a definitive agreement that is material to the Company or the Company has otherwise determined that further disclosure is appropriate or required by law. No timetable has been established for the completion of the strategic review.

About Ditech Holding Corporation

Ditech Holding Corporation is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, we have approximately 3,600 employees and service a diverse loan portfolio. For more information about Ditech Holding Corporation, please visit our website at www.ditechholding.com. The information on our website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to the trading of and market for the Company’s securities, or any potential outcome of any strategic alternatives the Company considers or seeks to implement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Contact

Jason Harbes, CFA

Director of Investor Relations

813.421.7694

investorrelations@ditech.com